Exhibit 10.5.1

U.S. ENERGY CORP.
2012 EQUITY AND PERFORMANCE INCENTIVE PLAN

INCENTIVE STOCK OPTION AWARD AGREEMENT

Name of Participant:
Grant Date:	,
Number of Options Subject to Award:

THIS AGREEMENT (together with Schedule A attached hereto, this "Agreement"), made the ____ day of ______________, ____ (as defined below, the "Grant Date"), between U.S. Energy Corp., a Wyoming corporation (the "Company"), and  , an employee of the Company or a Subsidiary (the "Participant").

R E C I T A L S :

The purpose of the Agreement is to encourage and enable employees of the Company and its Subsidiaries to acquire or to increase their effective holdings of Common Stock of the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Company.

In furtherance of the purposes of this Agreement and the purposes of the U.S. Energy Corp. 2012 Equity and Performance Incentive Plan, as it may be hereafter amended (the "Plan"), and in consideration of the services of the Participant, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1. Incorporation of Plan.  The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference.  In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern.  Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2. Grant of Incentive Stock Option.  Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant Incentive Stock Options to purchase ________ shares of Common Stock of the Company at a purchase price of $______ per share.  It is intended that the Options qualify as “Incentive Options” to the maximum extent permissible under section 422 of the Code.  To the extent that an Option is designated as an incentive stock option but does not qualify as such under the Code, the Option (or portion thereof) shall be treated as a nonqualified Option.

3. Exercisability.  Subject to the further terms of this Agreement, the Incentive Stock Options shall vest and become exercisable in accordance with Schedule A hereto.  Unless earlier terminated pursuant to the provisions of the Plan or this Agreement, the unexercised portion of the Incentive Stock Options shall expire and cease to be exercisable ten years from the date of this Agreement (or five years with respect to Incentive Stock Options granted to a Participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company).

An Incentive Stock Option may be exercised by giving written notice to the Company in form acceptable to the Board at such place and subject to such conditions as may be established by the Board or its designee.  Such notice shall specify the number of shares to be purchased pursuant to an Incentive Stock Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price.  Such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Board and Applicable Laws (and subject to such terms and conditions as may be established by the Board), payment may also be made:

(a)           By delivery to the Company (by either actual delivery or attestation) of other Common Stock, duly endorsed for transfer to the Company, with a Market Value per Share on the date of delivery equal to the Option Price (or portion thereof) due for the number of Shares being acquired;

(b)           By reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Market Value per Share equal to the aggregate Option Price at the time of exercise;

(c)           A “cashless” exercise program established with a broker;

(d)           By any other form of legal consideration that may be acceptable to the Board (and subject to such terms as may be established by the Board), including but not limited to “net” or “immaculate exercise,” and which methods are acceptable under applicable laws; or

(e)           By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Incentive Stock Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Board.

4. No Right of Continued Employment or Service; Forfeiture of Award.  Neither the Plan, the grant of an Award nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Company or a Subsidiary as an employee, Director or independent contractor or to interfere in any way with the right of the Company or a Subsidiary to terminate the Participant's employment or service at any time.  Except as otherwise provided in the Plan, an Agreement, or as may be determined by the Board, all rights of a Participant with respect to an unvested Award shall terminate upon the Termination of Employment.

5. Nontransferability of Award.  Unless the Board determines otherwise, the Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or to a trust for the exclusive benefit of the Participant and/or his or her beneficiaries, and the Participant shall not sell, transfer, assign, pledge or otherwise encumber options subject to the Award until the restriction period has expired and until all conditions to vesting have been met.  The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

6. Superseding Agreement; Binding Effect.  This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.  This Agreement does not supersede or amend any non-competition agreement, non-solicitation agreement, employment agreement, consulting agreement or any other similar agreement between the Participant and the Company, including but not limited to any restrictive covenants contained in such agreements.

7. Representations and Warranties of Participant.  The Participant represents and warrants to the Company as follows:

(a) Agrees to Terms of the Plan and Agreement.  The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

(b) Access to Information.  The Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the Incentive Stock Options subject to the Award, and the Participant has had ample opportunity to ask questions of, and to receive answers from, the Company's representatives concerning such matters and this investment.

(c) Understanding of Risks.  The Participant is fully aware of: (i) the speculative nature of the investment in shares of common stock; (ii) the financial hazards involved in investment in shares of common stock; (iii) the lack of liquidity of the Incentive Stock Options subject to the Award and the restrictions on transferability of such Incentive Stock Options; (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of acquiring shares of common stock through exercising the Incentive Stock Options.  The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss from such acquisition.

(d) No General Solicitation.  At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Incentive Stock Options subject to the Award.

(e) Compliance with Securities Laws.  Notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any shares of common stock pursuant to the exercise of Incentive Stock Options subject to this Award is expressly conditioned upon compliance with all applicable federal and state securities laws.  The Participant agrees to cooperate with the Company to ensure compliance with such laws.

(f) Income Tax Consequences.  The Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences.  Except as provided in Section 11 of this Agreement, the Participant acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

8. Restrictions on Award and Shares.

(a) Other Agreements.  As a condition to the issuance and delivery of Incentive Stock Options subject to the Award or stock subject to the Award, or the grant of any benefit pursuant to the terms of the Plan, the Company may require the Participant or other person to become a party to an employment agreement, consulting agreement, non-competition agreement, confidentiality agreement, non-solicitation agreement or other agreements imposing such restrictions as may be required by the Company.  In addition, without in any way limiting the effect of the foregoing, the Participant or other holder of the Incentive Stock Options shall be permitted to transfer such Incentive Stock Options only if such transfer is in accordance with the terms of the Plan, this Agreement, and any other applicable agreements.  The acquisition of the Incentive Stock Options or stock subject to an Award by the Participant or any other holder of the Incentive Stock Options shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such Incentive Stock Options to the restrictions described in the Plan, this Agreement, and any other applicable agreements.

(b) Compliance with Applicable Laws, Rules and Regulations. The Company may impose such restrictions on the Award and any Incentive Stock Options or other benefits issuable pursuant to the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization or any blue sky, state or foreign securities laws applicable to such securities.  Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Incentive Stock Options, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with applicable law (including but not limited to the requirements of the Securities Act).

9. Applicable Law.  Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Wyoming, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

10. Amendment and Termination; Waiver.  Subject to the terms of the Plan, this Agreement may be amended, altered and/or terminated at any time by the Board; provided, however, that any such amendment, alteration or termination of the Award shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Award.  Notwithstanding the foregoing, the Board shall have unilateral authority to amend the Plan and this Agreement (without Participant consent and without shareholder approval, unless such approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Code section 409A or related regulations or other guidance and federal securities laws).  The Board shall have unilateral authority to make adjustments to the terms and conditions of the Award in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in accounting principles, if the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.  The waiver by the Company of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

11. Withholding.  The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable with respect to an Award.  Prior to the delivery or transfer of any shares of common stock receivable pursuant to exercise of the Incentive Stock Options subject to the Award or any other benefit conferred under the Plan, the Company shall require any recipient of an Award to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient.  Notwithstanding the foregoing, the Participant may satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the "election") to have the Company withhold shares of Common Stock from the shares to which the recipient is entitled and effectively repurchase the shares subject to the terms of an Award Agreement.  The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the minimum amount of such statutory obligations being satisfied.  Each election must be made in writing to the Board in accordance with election procedures established by the Board.

12. Administration.  The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Board, and the Board shall have all powers with respect to this Agreement as are provided in the Plan.  Any interpretation of the Agreement by the Board and any decision made by it with respect to the Agreement shall be final and binding.

13. Notice.  Any notice or filing required or permitted to be given to the Company or Board under this Agreement and/or the Plan shall be sufficient if made in accordance with the requirements for notice in the Plan.

14. Severability.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15. Counterparts; Further Instruments.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

16. Opportunity to Consult with Independent Advisors.  The Participant acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (a) terms and conditions which may affect the Participant’s right to these benefits and (b) personal tax effects of such benefits including, without limitation, the effects of any federal and/or state taxes, section 280G of the Code, section 409A of the Code and guidance or regulations thereunder, and any other taxes, costs, expenses, or liabilities whatsoever related to such benefits.  The Participant further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Company and by the Participant on the day and year first above written.

U.S. ENERGY CORP.

By:

Printed Name:  Keith G. Larsen

Title:  Chairman & CEO

Secretary

PARTICIPANT

By:

Printed Name:

U.S. ENERGY CORP.
2012 EQUITY AND PERFORMANCE INCENTIVE PLAN

INCENTIVE STOCK OPTION AWARD AGREEMENT

SCHEDULE A

Grant Date:	___________________, _______.
Number of Incentive Stock Options Subject to Award: _______ options.
Option Exercise Price per option:  $________.

The Incentive Stock Options subject to the Award shall vest and be earned in tranches determined as provided below, subject to the continued employment or service of the Participant and such other terms and conditions as may be imposed by the Plan or the Agreement:

All Incentive Stock Options granted pursuant to this Award shall vest, if at all, only to the extent the withholding requirements of Section 11 of the Agreement are satisfied.

1.	Award Amount. Your Award is __________ Incentive Stock Options.

2.
Vesting.                 The Incentive Stock Options granted will be subject to a three-year contingent time vesting schedule requiring continuous service through the vesting date.  The awards will vest on a tranche-by-tranche basis, when the following tranche-specific time requirements are satisfied, provided that the Participant has provided continuous service through that date.  No additional Options subject to the Incentive Stock Option Award will vest after a Participant’s Termination of Employment, except as otherwise provided in the Plan.

a.	Vesting Schedule.
i.	One-third of the Incentive Stock Options subject to this award will vest on the 1st anniversary of the Grant Date.
ii.	One-third of the Incentive Stock Options subject to this award will vest on the 2nd anniversary of the Grant Date.
iii.	One-third of the Incentive Stock Options subject to this award will vest on the 3rd anniversary of the Grant Date.

Acceleration:  Pursuant to Plan Sections 11 and 19, the Board may accelerate the above described vesting schedule, if at all, not inconsistent with the Participant’s employment agreement, if any, as effective at the time of the potentially accelerating events.